SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 19, 2005



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




 Florida                          000-1170902                    35-2164765
 -------                          -----------                    ----------
(State or other              Commission File Number           (I.R.S. Employer
jurisdiction Of                                              Identification No.)
 incorporation



                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.02.        Results of Operation and Financial Condition

     On January 19, 2005, Florida Community Banks, Inc. issued a press release announcing its financial results for the year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1   Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 19, 2005

Florida Community Banks, Inc.
(Registrant)


By:      /s/ Thomas V. Ogletree
         Thomas V. Ogletree
         Executive Vice President and Chief Financial Officer


                                                             EXHIBIT INDEX

Exhibit No.                Description

     99.1                  Press Release

                                  EXHIBIT 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]
1400 N. 15th Street
Immokalee, FL 34142
Ph: 239-657-3171
Fax: 239-657-2393

                                  PRESS RELEASE
SUBJECT: Florida Community Banks, Inc. 2004 Earnings
DATE: January 19, 2005

                          Florida Community Banks, Inc.
                                  2004 Earnings

     Florida Community Banks, Inc. reported that unaudited net income increased 45.8% in 2004 compared to 2003. Net income was $12,241,932 ($2.68 per diluted share) for the year ending December 31, 2004 compared to $8,396,549 ($1.85 per diluted share) during 2003.

     CEO Stephen L. Price stated, "The significant increase in net income was a direct result of improved net interest income caused significantly by higher loan volume. In addition, the bank has done a good job controlling the growth in its non-interest expenses." Price further stated "Florida Community Bank is consistently one of the highest performing banks in Florida because it has a strategy to improve earnings every year so the bank will continue to be owned by shareholders in the local community. This is in contrast to many community banks that are simply trying to grow a customer base so they can take their profits when they sell those customers to a larger bank."

     Florida Community Banks, Inc. is a $661 million commercial bank holding company which specializes in commercial lending. In January 2005 the Company opened its tenth full service banking facility, located on Del Prado Boulevard in Cape Coral. Florida Community Banks, Inc. has been serving SW Florida for over 80 years, with offices in Hendry, Collier, Lee, and Charlotte counties. The Company's 4,519,321 shares of outstanding stock are owned by more than 900 shareholders, predominantly residing in the four counties served by the company. Florida Community Banks, Inc. corporate headquarters is located in Immokalee, Florida.